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                                                                   EXHIBIT 10.11


                              CSK AUTO CORPORATION
                       PROSPECTUS DATED FEBRUARY 14, 2000

                                [CSK AUTO LOGO]

                              CSK AUTO CORPORATION

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                    COMMON STOCK, PAR VALUE $0.01 PER SHARE

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                  OFFERED AS SET FORTH HEREIN PURSUANT TO THE
           CSK AUTO CORPORATION 2000 SENIOR EXECUTIVE STOCK LOAN PLAN

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     This Prospectus relates to shares of common stock, $.01 par value per share
(the "Common Stock"), of CSK Auto Corporation, a Delaware corporation (the "Company", "we" or "us"), purchased by certain eligible employees of ours and our subsidiaries ("Purchased Shares") using, in part, borrowed funds from loans ("Loans") we extend under the CSK Auto Corporation 2000 Senior Executive Stock Loan Plan (the "Plan").

     Employees eligible to receive Loans and to whom Loans have been extended are referred to as "Participants" and/or as "Borrowers." The maximum aggregate dollar amount of Loans which we can extend to all Participants under the Plan is $2,000,000. The Common Stock is listed on the New York Stock Exchange under the symbol "CAO".

     Our principal executive office is located at 645 East Missouri Avenue, Phoenix, Arizona 85012 and our telephone number is (602) 265-9200.

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THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                              CERTAIN INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, relating to the shares of Common Stock purchased with the proceeds of Loans extended pursuant to the Plan. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. In addition, this Prospectus incorporates by reference certain of our filings with the Securities and Exchange Commission (see "Incorporation of Information by Reference and Securities Law Matters"). Prior to making any decision to request a Loan under the Plan to purchase Common Stock, Participants should refer to and review the incorporated information.

     The Plan and the related agreements required to be entered into under the Plan contain important information, and you should read them in their entirety. While this Prospectus sets forth certain information about the Plan, statements contained in this Prospectus may not fully describe all aspects of the Plan and the related agreements. Accordingly, the following description of the Plan is qualified in its entirety by reference to the text of the Plan and the related agreements.

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     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY, NOR SHALL THERE BE ANY SALE OF THE SECURITIES BY ANYONE, IN ANY STATE IN WHICH THAT OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THAT STATE, OR IN WHICH THE PERSON MAKING THAT OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THAT OFFER, SOLICITATION OR SALE.
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                              CSK AUTO CORPORATION
                     2000 SENIOR EXECUTIVE STOCK LOAN PLAN

GENERAL INFORMATION

     We originally adopted the Plan effective as of February 14, 2000. The purpose of the Plan is to secure for us and our shareholders the benefits arising from capital ownership, and thereby entrepreneurial risk, by those of our and our subsidiaries' senior executive officers, who are and will be responsible for our future growth and continued success and that of our subsidiaries, by enabling those executives to increase their ownership of our Common Stock.

LOANS; PURCHASED SHARES

     The aggregate dollar amount of Loans that we can extend under the Plan may not exceed $2,000,000. No Loans, however, may be extended under the Plan after February 14, 2002. The Committee has the discretion to determine the time or times when Loans shall be extended and the dollar amount of Loans extended to any Participant.

     The Purchased Shares will be issued and outstanding shares of Common Stock. A Participant will acquire his or her Purchase Shares on the open market using a securities broker or dealer of the Participant's choosing. The Loan may not be used to cover any portion of the brokerage fees and other similar expenses in connection with a purchase of Purchased Shares; the Participant will be entirely responsible for these fees and expenses.

ELIGIBILITY

     The persons eligible to participate in the Plan include those officers and employees of ours and our subsidiaries who from time to time are selected by the Committee in its discretion.

ADMINISTRATION

     The Plan is administered by the Compensation Committee (the "Committee") of our Board of Directors (the "Board"). The Committee administers the Plan as set forth below, but is not a trustee thereof. The Board shall determine, in its sole discretion, who serves on the Committee and whether any member of the Committee is removed therefrom. The members of the Committee have no fixed term of office. The current members of the Compensation Committee are John F. Antioco, Morton Godlas, Charles J. Philippin, Robert Smith and Christopher J. Stadler.

     Subject to the express provisions of the Plan, the Committee has the authority, in its sole discretion:

          - to construe the Plan and the Plan Documents (as defined in the Plan) entered into under the Plan;

This document, dated February 14, 2000, constitutes part of a prospectus covering securities that have been registered under the Securities Act.

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         --  to prescribe, amend and rescind rules and regulations relating to the Plan;

         -- to make all other determinations necessary or advisable for extending Loans or administering the Plan, including:

              --  the employees to whom Loans shall be extended;

              --  the times when Loans shall be extended;

              --  whether a Loan may be prepaid and in what amounts; and

              -- whether, and to what extent, a Participant may retain a portion of a non-cash dividend distribution or other property received in respect of any of the Purchased Shares for the payment of income taxes.

     Any controversy or claim arising out of or relating to the Plan, any Loan extended under the Plan or any Plan Document will determined unilaterally by the Committee in its sole discretion and shall be conclusive and binding on the parties.

     You may obtain additional information about the Plan or the Committee by contacting us at the following address: CSK Auto Corporation, 645 East Missouri Avenue, Phoenix, Arizona 85012, Attention: Human Resources, at (602) 265-9200.

REQUESTING LOANS

     In order to request a Loan, a Participant must execute and deliver to us an "Election to Participate" in the form attached to the Plan. The Committee has the discretion to determine the time or times when Loans shall be extended and the dollar amount of Loans extended to any Participant.

TERMS OF LOANS

     Each Loan extended under the Plan must be evidenced by a written instrument containing the terms and conditions of the Loan. The Plan provides that the Committee has discretion to determine the terms and conditions of the Loans, in each case subject to the terms of the Plan. All of these terms and conditions shall be set forth in the Plan Documents and/or the Plan. The material terms of the Loans are as follows:

     Maturity     The Loans have a maturity of five (5) years.

     Interest Interest on the Loans accrues on the outstanding principal amount at the rate, calculated each quarter of our fiscal year, that equals the average rate we paid under the revolving portion of our senior credit facility during the fiscal quarter, and is payable in arrears on or prior to the 30th day after the end of each respective fiscal quarter. Interest on overdue principal, and to the extent permitted by law, on any overdue interest, is due on demand


This document, dated February 14, 2000,
constitutes part of a prospectus
covering securities that have been
registered under the Securities Act.


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               and, accrues at a rate equal to the rate of interest from time to time announced publicly by The Chase Manhattan Bank, as its base rate plus 3% (but in no event less than 8%), calculated on the basis of the actual number of days elapsed over 365, from the date the principal or interest was due to the date of payment.

Prepayment     A Participant shall have the right at any time and from time to time on any business day to prepay the principal amount of a Loan, together with accrued and unpaid interest thereon, in whole or in part, without penalty or premium, upon at least three business days' prior written notice to us.

Security Loans are secured by a pledge of the Purchased Shares, which shall be pursuant to a Stock Pledge Agreement (the "Pledge Agreement") described in more detail below, between us and the Participant.

Default        Events of default under the Loans include:

               -- a default in the payment of the principal of or interest on a Loan;

               -- a breach of any other covenant contained in the note evidencing the Loan, which breach is unremedied for thirty days after written notice by the holder hereof;

               -- the Participant becoming (voluntarily or involuntarily) subject to any action for relief under any federal or state bankruptcy, insolvency, liquidation or similar law;

               -- the Participant not delivering to us, within 15 days of receiving the Loan, all certificates or instruments representing or evidencing the Purchased Shares and other documents as required by the Pledge Agreement;

               -- the occurrence of an event of default under the Pledge Agreement; and

               -- the Participant ceasing to be an employee of ours or any of our subsidiaries, other than as a result of the Participant's retirement, death, Disability (as defined in the Plan) or being fired without Cause (as defined in the Plan).

PLEDGE OF PURCHASED SHARES; RESTRICTIONS ON TRANSFER

     The Plan provides that each Participant must enter into an agreement with us to pledge to us all of his or her Purchased Shares, together with any non-cash dividends or distributions payable with respect to those shares and any securities or other property (other than cash) payable in respect of or in exchange for his or her Purchased Shares pursuant to any merger or


This document, dated February 14, 2000, constitutes part of a prospectus covering securities that have been registered under the Securities Act.


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similar transaction and all proceeds thereof to secure repayment of the Loan.
The Participant is required to deliver a certificate representing the Purchased Shares to us, together with a stock power in order to perfect this pledge.

     In the event that we pay any cash dividend or make any distribution with respect to the Pledged Shares, the Participant is required to make a mandatory prepayment with respect to the Loan equal to the amount of any dividend or distribution, which shall be applied first to accrued but unpaid interest under the Loan, then to principal.

     In the event that the Participant at any time desires to obtain a release of all or part of any Pledged Property securing the Loan, as a condition to the release, the Participant shall make arrangements satisfactory to us (i) if the released Purchased Shares are to be sold contemporaneously with their release, for the payment directly to us by the purchaser of the released Purchased Shares of all proceeds from the sale of those Shares which would otherwise be payable to the Participant (these proceeds to be applied first to accrued but unpaid interest under the Loan, then to principal, with any proceeds in excess of amounts being paid by us to the Participant), or (ii) in all circumstances other than those in (i) above, for the payment by the Participant of all unpaid amounts outstanding under the Loan, the promissory note evidencing the Loan and the Pledge Agreement.

     In addition, except as required by the Pledge Agreement, a Participant may not sell, assign, pledge, hypothecate or transfer his or her Purchased Shares in any way (other than by the Participants will or the laws of descent and distribution) until the first anniversary of the date of their purchase. Notwithstanding the foregoing, the Committee has the discretion to permit a Participant to sell any or all of his or her Purchased Shares prior to expiration of this holding period. Any heir or legatee of a Participant is bound by the terms of the Plan Documents and any other terms, restrictions, or limitations placed on the Purchased Shares by the Committee.

     Notwithstanding the pledge of the Purchased Shares, the Participant shall be treated as a stockholder with respect to the Purchased Shares, including the right to vote the shares.

     The Committee may, as a condition to extending a Loan hereunder, require that the Participant collateralize the Loan by pledging to us additional collateral as may from time to time be required by the Board of Governors of the Federal Reserve Board.

AMENDMENT AND TERMINATION OF PLAN

     We may amend the Plan at any time for the purpose of satisfying the requirements of applicable law or regulations or for any other purpose permitted by law.

TAX CONSEQUENCES OF THE LOANS AND SALE OF THE PURCHASED SHARES

     The following discussion is a brief generalized summary of the federal income tax treatment which will generally apply to the extension of Loans under the Plan based on federal income tax laws in effect as of the date hereof. It is possible that changes in statutory or case


This document, dated February 14, 2000, constitutes part of a prospectus covering securities that have been registered under the Securities Act.


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law, regulations and/or interpretations (some of which may have retroactive effect) may occur after the date hereof which will result in a tax treatment of the Loans different from the discussion contained herein. This description does not cover state, local and foreign tax ramifications applicable to recipients of Loans. Except as provided herein, this description also does not discuss all federal tax provisions which may apply to a taxpayer's particular tax situation, including, but not limited to, federal gift tax, estate tax and alternative minimum tax issues. Therefore, each Participant is urged to consult with his or her own tax advisor regarding the particular federal, state, local and foreign income and any other tax consequences of participating in the Plan, taking a Loan and of owning and disposing of any Purchased Shares.

     TAKING A LOAN

         The receipt of Loan proceeds by a Participant will not have any federal income tax consequences. Participants will not be entitled to a deduction for payments of principal. Assuming that a Participant holds the Purchased Shares for investment, he or she will be entitled to an investment interest deduction for interest paid on a Loan to the extent such interest does not exceed his or her net investment income for the year the interest is paid. "Net investment income" is a Participant's investment income that exceeds his or her investment expenses (other than interest) for the year. If a Participant's investment interest exceeds his or her net investment income in a taxable year, the excess interest will be treated as paid by him or her in the next taxable year. Each Participant is urged to consult his or own tax advisor regarding his or her ability to deduct interest paid with respect to a Loan.

     SALE, EXCHANGE OR OTHER DISPOSITION OF PURCHASED SHARES

         If a Participant sells, exchanges or otherwise disposes of his or her Purchased Shares, he or she will generally recognize gain or loss equal to the difference between the amount he or she receives and his or her tax basis in the Purchased Shares sold. Such gain or loss will be capital gain or loss, assuming that the Participant held the Purchased Shares as a capital asset, and will be long-term capital gain or loss if he or she held the Purchased Shares for more than one year. For individuals, the tax rate on long-term capital gain in 20%. Each Participant is urged to consult his or her own tax advisor regarding the consequences of disposing of his or her Purchased Shares.







This document, dated February 14, 2000, constitutes part of a prospectus covering securities that have been registered under the Securities Act.


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                    INCORPORATION OF DOCUMENTS BY REFERENCE
                           AND SECURITIES LAW MATTERS

     We have filed a registration statement on Form S-8 with the Securities and Exchange Commission under the Securities Act with respect to the shares of our Common Stock issuable under the Plan. This Prospectus does not contain all of the information set forth in the registration statement and its exhibits. The terms of the Plan as summarized in this Prospectus are qualified in their entirety by the full text of the Plan. The Plan contains important information. You should read it in its entirety.

     While this Prospectus sets forth information about the Plan, statements contained in this Prospectus may not fully describe all aspects of the Plan and related agreements required to be entered into under the Plan. In each instance, we refer you to the Plan or the related agreements. You can obtain copies of the Plan and the related agreements by writing or telephoning us at the address given below.

     If you purchase shares of Common Stock with the proceeds of a Loan extended under the Plan and you are not our "affiliate" within the meaning of the Securities Act, you may resell your Purchased Shares in any way permitted by law and the Plan. If you are our affiliate, you may sell or transfer your Purchased Shares only (i) in accordance with the provisions of Rule 144 under the Securities Act (other than the one year holding requirement); (ii) under an effective registration statement covering resales; or (iii) under an effective exemption from the Securities Act's registration requirement. If you are our affiliate, you may not use this prospectus to reoffer or resell your Purchased Shares.

     We have filed the following documents with the Securities and Exchange Commission, and these documents are hereby incorporated in this Prospectus by reference:

(1) Our latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act that contains audited financial statements for our latest fiscal year for which such statements have been filed;

(2) All other reports we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by our latest annual report or prospectus referred to in (1) above;

(3) The description of the Common Stock set forth under the caption "Description of Capital Stock" in our effective registration statement on Form S-1 (File No. 333-43211), together with any amendment or report filed with the Commission for the purpose of updating such description.

     All reports and other documents we subsequently file pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all the


This document, dated February 14, 2000, constitutes part of a prospectus covering securities that have been registered under the Securities Act.


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securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of those reports and documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  EFFECT OF SECTION 16(B) OF THE EXCHANGE ACT

     Our "insiders"--executive officers, directors and greater than 10% stockholders--must report the disposition of shares purchased by them on forms filed with the SEC, the New York Stock Exchange and us under Section 16(a) of the Exchange Act. Absent an exemption, insiders must file these reports within ten days of the end of the month in which the reportable transaction occurs.

     These transactions may be subject to the provisions of Section 16(b), under which a purchase of shares of Common Stock within six months before or after a sale of shares of Common Stock can result in recovery by us of all or a portion of any amount by which the sale proceeds exceed the purchase price of shares.

     Insiders should consult their counsel or our legal department regarding the application and consequences of Section 16(a) and 16(b) prior to engaging in any transaction in our common stock.

     WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM WE DELIVER THIS PROSPECTUS, UPON THE WRITTEN OR ORAL REQUEST OF ANY PERSON, A COPY OF ANY AND ALL OF THE INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION INCORPORATED BY REFERENCE UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS INCORPORATES) AND OTHER DOCUMENTS REQUIRED TO BE DELIVERED UNDER RULE 428(b) PROMULGATED UNDER THE SECURITIES ACT. INFORMATION CONCERNING THE PLAN AND THE MEMBERS OF THE COMMITTEE (AS DEFINED ABOVE) IS AVAILABLE UPON WRITTEN OR ORAL REQUEST. WRITTEN OR ORAL REQUESTS SHOULD BE DIRECTED TO CSK AUTO CORPORATION, 645 EAST MISSOURI AVENUE, PHOENIX, ARIZONA 85012, ATTENTION: HUMAN RESOURCES, AT (602) 265-9200.




This document, dated February 14, 2000, constitutes part of a prospectus covering securities that have been registered under the Securities Act.


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